Airports Authority of Thailand

No. Tor.Or.Tor. 3020/2542

                                                                    18 June 1999


Re Permission for Lease of Area for Loading/Unloading Merchandize of Bonded Warehouse

To                Managing Director, King Power Duty Free Co., Ltd.

Reference         Your letter, No. Kor.Phor.Dor. 087/2542 dated 29 March 1999

Enclosure         One chart showing the leased area



Pursuant to the referenced letter, in which King Power Duty Free Co., Ltd. requested to lease an area for loading/unloading merchandize of Bonded Warehouse on the northern side of the old catering building of Thai Airways International Public Company Limited, on the northern side of the Bangkok International Airport, as detailed therein.

The Airports Authority of Thailand (AAT) has considered the matter and is pleased to lease out the area as requested. The details are as follows :

1. The leased area is on the northern side of the old catering building of Thai Airways International Public Company Limited, on the northern side of the Bangkok International Airport, designated Zone 245, covering 845 sqm., for a period of one year, from 10 June 1999 to 9 June 2000.

2. AAT will collect the rents under Item 1 and other charges from 10 June 1999 onwards.

         2.1      Rent at Baht 85 (Eighty-Five Baht) per square metre per month

         2.2 Building and land taxes at 12.5 percent of the monthly rent. A fraction of month is counted as one month.

3. The Company is requested to proceed with the Lease Agreement at Legal Division, Administrative Department, 2nd Floor of AAT Head Office Building, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.




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Please be informed accordingly.



                                                       Yours sincerely,


                               Wing Commander          - signed -
                                                     (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport
                                                      For Managing Director

Bangkok International Airport Department
Tel.     535-1262
Fax      535-1065